CELLULAR DYNAMICS INTERNATIONAL INC.
DISTRIBUTOR AGREEMENT
This Distributor Agreement (the "Agreement") is made as of 29 day of April, 2011 (the "Effective Date") by and between:

Cellular Dynamics International, Inc. ("CDI")	Distributor: iPS Academia Japan, Inc.
("Distributor")

Shipping Address and Fax:	Shipping Address and Fax:
525 Science Drive	IF Green Center Bldg., 123 Kameya-cho
Madison, WI 53711	Kawaramachi Higashi-iru, Kojinguchi-dori, Kamigyo-ku
Fax: +01-608-310-5125	Fax: +81-75-256-6211
Attn: Chris Parker, Chief Commercial Officer	Attn: Vice President, License

BACKGROUND

A.	CDI is the manufacturer of iCell® Cardiomyocytes, human induced pluripotent stem (iPS) cell- derived cardiomyocytes.

B.	Distributor wishes to be appointed to distribute and sell the Products in the Territory under the terms and conditions of this Agreement.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.    Appointment of Distributor.
1.1    Appointment. Subject to the terms and conditions set forth herein, CDI hereby appoints Distributor as a non-exclusive distributor of the products listed on Exhibit A (the "Products") in Japan (the "Territory") and any other countries that CDI and Distributor may mutually agree to add during the Term by an executed written amendment to this Agreement. Distributor accepts such appointment and agrees to use its commercial reasonable efforts to sell the Products in the Territory.
1.2    Nonexclusive Territory. CDI retains the right to sell the Products directly or through any other agents to any customers in the Territory, without incurring any commission or other payment obligation to Distributor. However, CDI agrees to notify the Distributor of any sales of Products it or its agent make in the Territory.
1.3    Distribution of the Products. Distributor may appoint sub-distributors or other representatives or agents who are not employees of Distributor (each a "Sub-Distributor") to sell Products in the Territory upon CDI's prior written approval. Subject to Section 4.8, an approved Sub-Distributor may use any representatives or agents in Sub-Distributor's sales channel to sell the Products. Each CDIapproved Sub-Distributor must agree in writing to be bound by the terms hereof in the form of Schedule 1.3 attached hereto, and Distributor shall be liable for any actions of any Sub-Distributor in connection with this Agreement. Neither Distributor nor any Sub-Distributor shall solicit or sell Products to customers outside the Territory or for use outside the Territory without CDI's written approval.

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1.4    Terms and Conditions for customers. Distributor agrees that all of its and its Sub- Distributor's customers shall agree to the terms and conditions attached hereto as Exhibit B prior to the purchase of the Products.
1.5        Distributor Agreement Controls. This Agreement shall solely govern the purchase of Products by Distributor from CDI. Additional or different terms and conditions contained in any purchase order or other documents generated by, executed by, or sent by Distributor either prior to or after this Agreement is executed will be null and void and are hereby expressly disclaimed by CDI. CDI shall not be subject to any terms of any customer of Distributor.
2.Term. Subject to Section 10 below, the term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year, and then the term shall automatically renew for one-year periods on each anniversary thereof unless either party provides the other at least thirty (30) days prior written notice that such party wants to terminate the Agreement (the "Term").
3.Sales and Shipping Terms.
3.1     Distributor Orders. Distributor shall submit its Product orders in writing (by letter, fax or other electronic media) to the contact address of CDI specified in the beginning of this agreement or otherwise communicated to Distributor in writing. CDI will generally ship Products to Distributor within two (2) weeks of CDI's receipt of the order from Distributor, but such shipping times may be longer than two (2) weeks subject to CDI's regular international shipping schedule but in no case longer than four (4) weeks.
3.2    Taxes and Duties. In addition to any payments due to CDI under this Agreement, Distributor agrees to pay, indemnify and hold CDI harmless from any duty, custom, or fee or any sales, use, excise, import or export, value added or similar tax, not based on CDI's net income (collectively the "Taxes") and any penalties or interest associated with any of the Taxes, imposed by any governmental authority with respect to either or both of any payment to be made by Distributor to CDI under this Agreement or any Product to be delivered by CDI under this Agreement.
3.3    Use Restrictions and Warranty. Distributor and Sub-Distributors may only sell the Products to customers in the Territory and for use in the Territory. Distributor and Sub-Distributor must sell the Products subject to the use restrictions in Exhibit B. CDI's sole warranties to the Distributor are set forth in Exhibit C. Distributor agrees to promptly notify (but in no case later than five (5) business days after a customer has made a claim) as soon as it becomes aware of any warranty claims from customers. Distributor and Sub-Distributor agrees to cooperate with CDI to promptly investigate any warranty claims, including by providing CDI with customer information so CDI may provide technical assistance to such customers. CDI reserves the right to modify Exhibit C at any time with 60 days notice to the Distributor, which modification shall not apply to Products already ordered before the notice period expires and upon such modification, Distributor and Sub-Distributor shall also modify Exhibit B accordingly.
3.4    Price. During the Term, CDI will sell the Products to Distributor at the prices shown on Exhibit A. CDI may, in its sole discretion, agree to different pricing pursuant to a proposed promotion by Distributor or sales to academic institutions, but is under no obligation to provide any additional discounts.
3.5    Payment and Payment Default. Distributor shall pay all sums due to CDI for any order of Products within 45 days from date Distributor receives CDI's invoice for the same. All sums not paid when due shall accrue interest daily at the lesser of a monthly rate of (****) percent ((****)%) or the highest rate permissible by law in Japan until paid in full. CDI reserves the right, in its sole discretion, to (i) terminate this Agreement immediately upon written notice, (ii) withhold further deliveries, or (iii) modify the terms of credit payments, when Distributor has not paid due invoices or CDI otherwise believes in its discretion that its payments may be at risk.

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3.6    FCA CDI. All Products shipments will be sent directly to Distributor. Distributor shall be responsible for all loading, freight, shipping, insurance, forwarding and handling charges and taxes applicable for all Products shipped to Distributor. Subject to this Section 3.6, CDI will bear the risk of loss until shipment, FCA CDI's headquarters in Middleton Wisconsin (Incoterms 2010); provided however, Distributor (i) shall at its own responsibility and cost obtain any export licenses or other official authorization and carry out all procedures necessary for the export of the Products, and (ii) bear the costs of customs formalities as well as all duties, taxes and other charges payable upon export. Title to the Products transfers to Distributor upon the Products shipment from CDI to Distributor.
3.7    Acceptance Inspection. Within five (5) business days from the receipt of the Products at Distributor's facility in Japan, Distributor shall examine the shipment to determine whether any item or items included in the shipment are in short supply or have a short expiration date. Upon Distributor's notice that any of the Products do not pass acceptance inspection in this Section 3.7 ("Rejected Products") and Distributor's request to replace or supplement such Rejected Products, CDI shall send the Products for replacement or supplement of the Rejected Products at its own expense.
4.    Distributor And Sub-Distributor Obligations.
4.1    Resources. Distributor will maintain, at its expense, adequate facilities and personnel, including CDI-trained technicians, as required by CDI from time to time, to perform its obligations under this Agreement. Distributor shall maintain competent CDI-trained sales representatives with the capabilities to describe, demonstrate, provide customer support, and price quotations for the Products. Distributor will maintain adequate facilities, including adequate cryo storage, for the Products.
4.2    Insurance. Distributor and Sub-Distributor agrees to secure adequate insurance to cover each of its activities, arising under this Agreement and to include CDI as a named insured on the policy or otherwise provide that CDI shall be a beneficiary of the policy. Distributor and Sub-Distributor agrees to provide CDI with proof of such insurance immediately upon CDI's request.
4.3    Competitive Products. Neither Distributor nor Sub-Distributor shall sell (a) the Products to any of CDI's competitors, or (b) any human stem cell derived cardiomyocytes manufactured by any third party.
4.4    Complaints. Distributor shall report in writing to CDI any customer complaint which Distributor or Sub-Distributor receives relating to any of the Products. CDI shall timely support Distributor to make response to such complaint.
4.5    Reports and Audits. From time to time but no more than quarterly, during the Term upon request of CDI, Distributor shall provide such records and reports as may be reasonably requested by CDI related to Distributor's and Sub-Distributor's aggregate sales opportunities/activities, point of sales and service data and information, market forecasts, financial condition of Distributor marketing information and similar information of the Products. Such information shall be due to CDI by the 10th business day following the request of CDI. Also upon request of CDI but no more than once per year, Distributor shall permit CDI or persons designated by CDI to inspect records pertaining to the Products and any other materials provided to Distributor by CDI to ensure compliance by Distributor with its obligations to CDI. Any such inspection and audit shall be conducted during regular business hours with at least thirty (30) days prior notice to Distributor, CDI will request in advance which records it wishes to inspect, and it will be conducted in such a manner as not to unduly interfere with normal business activities of Distributor. Notwithstanding anything to the contrary above, Distributor shall not be required to disclose its or Sub-Distributor's selling price for Product to CDI pursuant to this Section 4.5. All information disclosed under this Section 4.5 shall be included in the definition of Confidential Information under Section 7, provided that it does not meet any of the exceptions under Section 7.5.

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4.6    Identification. Distributor and Sub-Distributor shall identify itself clearly as a Distributor in the Territory of the Products in business listings, directories, its website and other marketing materials relating to the Products.
4.7    Selling Outside of the Territory. Neither Distributor nor Sub-Distributor shall sell the Products anywhere other than in the Territory, without prior authorization of CDI.
4.8 Training. Distributor shall require that all of its applicable salespersons and other employees that are to be involved with the Products are available for and are trained by CDI. Distributor agrees to train the sales force of any Sub-Distributors.
4.9    Referral of Customers Outside of the Territory. If any potential customer located outside of the Territory contacts Distributor or Sub-Distributor to purchase Products or if any potential customer located in the Territory wants to purchase Products for use outside of the Territory, Distributor shall notify CDI of such customer who made such contact to Distributor or Sub-Distributor. CDI shall then decide, in its sole discretion, whether (i) Distributor shall handle the sale of Products to that potential customer on pricing terms to be negotiated for such sale by CDI and Distributor, or (ii) CDI or any other of its distributors or representatives shall make the sale directly to such customer.
5.    CDI Obligations, Rights and Representations.
5.1    Changes to Products. CDI has the right to discontinue the distribution or availability of or add any Product upon sixty (60) days prior written notice to Distributor. CDI shall have the right to modify or alter any Product or component of any Product with thirty (30) days prior written notice to Distributor. Discontinuation, alteration, modification of any Products shall not affect deliveries based on orders placed by Distributor before the notice period expires.
5.2     Cooperate with Distributor's Sales Efforts. CDI will support Distributor in promoting the marketing and sale of the Products within the Territory. CDI will provide joint sales assistance, as requested and as necessary, within the Territory with Distributor.
5.3    Training. CDI will make available training to Distributor's applicable personnel regarding the sale and use of the Products. CDI will provide up to five (5) consecutive days of training at CDI facilities for its representatives of Distributor per year at no cost to Distributor. CDI will also provide up to five (5) days of training per year at Distributor's facilities in Japan; provided that, Distributor pays the reasonable travel expenses of the CDI personnel who will perform the training upon terms to be mutually agreed to by CDI and Distributor.
5.4    Promotional Supplies. Upon Distributor's request and CDI's written agreement to the same, CDI shall make available to Distributor free of charge catalogs, brochures, user's guides, leaflets, literatures and other promotional materials, such as written documents, promotion movies, sales manuals. CDI may also in its sole discretion provide to Distributor promotional samples of Products and necessary maintenance and thawing medium to support Distributor's sales efforts. Distributor shall have the right to translate any such materials referenced above into other languages; provided that, Distributor shall assign, and with this Agreement Distributor does hereby assign, any and all rights it has in such translations to CDI, including all copyrights, and CDI shall own all such translations and have use thereof during the Term and thereafter.
5.5    Representation by CDI. CDI warrants and represents that it has the right to appoint Distributor as the non-exclusive distributor of the Products in the Territory. Distributor shall have no obligation to provide any additional warranty to customers with respect to the Products other than the warranty included on Exhibit B.

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6.    Trademark License. CDI grants Distributor and any Sub-Distributor a non-exclusive license to use CDI's trademarks, trade names, service marks, slogans, labels, logos and other trade identifying symbols, whether or not registered with local, state or federal authorities used by CDI, in connection with the business of selling the Products and listed on Exhibit D (the "Trademarks") exclusively for the promotion and advertisement of the Products within the Territory and in accordance CDI' s Trademark usage guidelines as may be provided by CDI from time to time. CDI retains the sole right to amend Exhibit D as it commences use of additional Trademarks or discontinues the use of any Trademark.
6.1    Distributor and Sub-Distributor shall not use, authorize, or permit the use of the Trademarks as part of its trade, corporate or business name. Distributor and Sub-Distributor will not use any other trademark or service mark confusingly similar to the Trademarks in proximity to any of the Trademarks or combine the Trademarks with other marks without prior written approval of CDI. Distributor and Sub-Distributor further agree not to affix any Trademark to products other than the genuine Products.
6.2.    Distributor and Sub-Distributor shall promote, market, sell, and service the Products solely under the Trademarks designated by CDI and shall use such Trademarks solely for such purposes and only in a form and manner specifically approved by CDI prior to such use. Distributor and Sub-Distributor shall acquire no rights under this Agreement, or by the use of the Trademarks as contemplated in this Agreement, in any of the Trademarks.
6.3    Distributor and Sub-Distributor shall not, following the termination of this Agreement at any time for any reason whatsoever, use, directly or indirectly, any of the Trademarks (or any other name or mark so nearly resembling such names or marks as to be likely to lead to confusion or uncertainty or to deceive the public) and shall, at the request of CDI, execute any assignment or other instrument relinquishing to CDI any and all interests and claims of Distributor in and to, or relating to, the Trademarks. Distributor and Sub-Distributor concede for all purposes that the Trademarks, whether or not registered, are valid and are the exclusive property of CDI, and Distributor and Sub-Distributor hereby irrevocably waives, releases and disclaims any and all right, title and interest in or to the Trademarks following such termination.
6.4    Unless otherwise mutually agreed to in writing by CDI and Distributor, Distributor and Sub-Distributor agree not to allow the removal or defacement of any proprietary notice or Trademark placed on the Products or container or packaging of the Products. Distributor and Sub-Distributor shall not affix or otherwise mark any of the Products with its own trademarks, trade names, logos or other trade identifying symbols; except that upon CDI's prior written approval and review of the same, Distributor may display its trademarks (or the trademarks of any Sub-Distributor, if expressly agreed to by CDI) on the shipping box or packaging of the Products but not on the vials containing the Product.
7.    Nondisclosure Covenant. The parties, including any Sub-Distributor, acknowledge that in conjunction with any and all activities relating to this Agreement they may disclose to each other certain non-public and proprietary information, whether in writing, orally or in any other form, including without limitation, financial, technical and/or commercial information, know-how, trade secrets, patents and other intellectual properties relating to their respective businesses, such as, in particular, products, techniques, processes, demonstration, devices, apparatus, model, sample of any kind, document, specification, or drawing and visual observation of the aforementioned information ("Confidential Information"), and the parties' are willing to undertake to restrict the use and further disclose of the Confidential Information.
7.1    Each party hereto (hereinafter "Receiving Party") shall keep all Confidential Information received from the other party hereto (hereinafter "Disclosing Party") in whatever form as strictly confidential and shall not disclose to any third party without the prior written permission of the

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Disclosing Party during the Term and for five (5) years from the earlier of (i) the date of expiration of this Agreement or (ii) the date of termination set forth in Article 10 of this Agreement.
7.2    Confidential Information received hereunder shall not be used for any purposes other than relating to this Agreement without the prior written permission of the Disclosing Party.
7.3    Subject to the foregoing each party shall keep restrict access to Confidential Information, received from the other party to only those of its employees or the Sub-Distributor's employees to whom such access is necessary for carrying out the purposes of this Agreement and advise such employees of the obligation assumed herein. The parties shall be liable for any breach of this Agreement by anyone in its organization or its agents to whom it disclosed the Confidential Information in accordance herein.
7.4    The Receiving Party shall in no event use a lower degree of care in safeguarding the Disclosing Party's Confidential Information than it uses for its own information of like sensitivity and importance and upon discovery of any unauthorized disclosure of Confidential Information in its possession the Receiving Party shall use its best endeavors to prevent any further disclosure or unauthorized use thereof.
7.5     The foregoing obligation shall not apply to any Confidential Information which
7.5.1    is in the public domain at the time of disclosure or later becomes part of the public domain through no fault of the Receiving Party;
7.5.2     was known to the Receiving Party prior to disclosure by the Disclosing Party as proven by the written records of the Receiving Party;
7.5.3     is disclosed to the Receiving Party by a third party who was not known to the Receiving Party to be subject to any non-use or non-disclosure obligations from the Disclosing Party; or
7.5.4     was independently developed by the Receiving Party without the use or benefit of the Confidential Information as demonstrated by the written records of the Receiving Party.
7.6    In the event that Confidential Information is required by law, court order or other governmental order or request to be disclosed by the Receiving Party, such Confidential Information may be disclosed as necessary, provided that the Receiving Party gives the Disclosing Party prompt written notice of such requirement prior to such disclosure, reasonably assists the Disclosing Party so that the Disclosing Party may seek an order protecting the Confidential Information from disclosure, and reasonably assists the Disclosing Party to limit the disclosure and maintain the confidentiality of the information to the extent possible.
8.    Indemnification.
8.1        By Distributor. Distributor will defend, indemnify and hold CDI, its shareholders, directors, officers, employees, advisors, lawyers and other agents (each a "CDI Party"), harmless from and against any and all damages, costs, liabilities, expenses (including reasonable attorneys' fees) and settlement amounts incurred in connection with any suit, claim, or action by any third party against (each a "Claim") a CDI Party as a result of (i) negligence, misrepresentation, error or omission relating to the handling or the sale of the Products on the part of Distributor or a Sub-Distributor or any of its shareholders, directors, officers, employees, advisors, lawyers and other agents (the "Distributor Parties" and each a "Distributor Party"), (ii) any commissions or discounts owed by Distributor to any Distributor Party for the sale of the Products; (iii) warranties made or offered by the Distributor Parties that are

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inconsistent with or broader than the limited warranty offered by CDI in Exhibit B, or (iv) representations made by any Distributor Party regarding the Products that are inconsistent with or broader than the Products' User's Guide or Certificate of Analysis; provided that, (1) such CDI Party promptly notifies Distributor in writing of any Claim within 10 business days after such CDI Party become aware of any such Claim or the potential that a third party may assert such a Claim; provided, however, that failure to give timely notice shall not affect the rights of such CDI Party so long as the failure to give timely notice does not materially and adversely affect the Distributor's ability to defend such Claim against a third party; (2) Distributor has sole control of the defense and all related settlement negotiations, provided it retains outside legal counsel reasonably acceptable to such CDI Party, which consent shall not be unreasonably withheld; and (3) on Distributor's request, such CDI Party cooperates with and assists Distributor in the defense of any such Claim or potential Claim. If however, Distributor fails to assume control of the Claim or diligently defend or settle the same after receipt of notice from the CDI Party of, and a reasonable opportunity to cure such failure, then such CDI Party may assume control and settlement of the Claim at the expense of Distributor and without prejudicing such CDI Party's rights hereunder.

8.2    By CDI. Subject to and up to the Aggregate Limit, CDI will defend, indemnify, and hold harmless a Distributor Party from and against all damages, costs, liabilities, expenses (including reasonable attorneys' fees) and settlement amounts incurred in connection with any Claim to the extent the Claim is based (i) on the allegation that the Products infringe or violate the intellectual property rights of any third party; or (ii) relate to the warranty provided by CDI hereunder; provided that, (1) such Distributor Party promptly notifies CDI in writing of any Claim within 10 business days after such Distributor Party become aware of any such Claim or the potential that a third party may assert such a Claim; provided, however, that failure to give timely notice shall not affect the rights of such Distributor Party so long as the failure to give timely notice does not materially and adversely affect CDI's ability to defend such Claim against a third party; (2) CDI has sole control of the defense and all related settlement negotiations; provided it retains outside legal counsel reasonably acceptable to such Distributor Party, which consent shall not be unreasonably withheld; and (3) on CDI's request, such Distributor Party cooperates with and assists CDI in the defense of any such Claim or potential Claim. If however, CDI fails to assume control of the Claim or diligently defend or settle the same after receipt of notice from the Distributor Party of, and a reasonable opportunity to cure such failure, then such Distributor Party may assume control and settlement of the Claim at CDI's expense and without prejudicing such Distributor Party's rights hereunder. As used above, the term "Aggregate Limit" means the aggregate dollar amount of the Products bought by Distributor within the previous 12 month period prior to the date Distributor notified CDI of the Claim. Notwithstanding the above, CDI shall not have any obligation to indemnify such Distributor Party hereunder (a) for any settlement of the Claim made by such Distributor Party without CDI's written permission, or (b) if such Claim is based on, in whole or in part, the alteration of the Products not approved by CDI or the combination, operation, or use of the Products with devices, materials, parts, or software and documentation not supplied by CDI, or (c) any use of the Product which is not customary or in compliance with CDI' designs, specifications, instructions, User's Guide, or Exhibit B.
9.    Compliance with Laws.
9.1    Distributor shall, at its expense, obtain any and all import licenses and governmental approvals that may be necessary to permit the purchase by Distributor from CDI of the Product covered hereunder, obtain such approvals from the banking and other governmental authorities of the countries as may be necessary to guarantee payment of all amounts due hereunder to CDI in U.S. Dollars, and comply with any and all laws, regulations, or orders that govern or affect the ordering, export, shipment, import, sale (including government procurement), delivery, or redelivery of Product to the Territory. Distributor shall furnish CDI with such documentation as CDI may reasonably request to confirm Distributor's compliance with these conditions. Distributor shall notify CDI of the existence and

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content of any mandatory provision of law in Japan or any other applicable law that conflicts with any provision of these terms and conditions at the time of its execution of or thereafter. Distributor represents and warrants that to its knowledge after due inquiry as of the Effective Date that no currency control laws applicable to Japan prevent the payment to CDI of any sum due pursuant to any purchase order. In the event that any such laws come into effect after the Effective Date and the local government of the country does not permit that payment be made in US currency, Distributor will notify CDI immediately, and if so instructed by CDI, deposit all monies due CDI to the account of CDI in a local bank of CDI's choice in Japan.
9.2    Distributor shall further comply with any and all governmental laws, regulations, and orders that may be applicable to Distributor by reasons of its execution of this Agreement including any requirement to be registered as CDI's independent distributor with any governmental authority in the Territory. Distributor shall cause any such registration to be made, if necessary, and shall bear any expense or tax payable in respect thereof. Distributor agrees that it shall not engage in any course of conduct that, in CDI's reasonable belief, would cause CDI to be in violation of the laws of any jurisdiction.
9.3    The parties acknowledge that the Products are subject to U.S. export control laws and regulations. Distributor shall not dispose of any U.S. products, know-how, technical data, documentation or other products or materials furnished to it pursuant to this Agreement to any party or in any manner which would constitute a violation of the export control regulations of the United States in effect as of the Effective Date or hereafter in effect if the disposition was made by a U.S. corporation, or a non-U.S. corporation subject to those regulations.
9.4    Distributor shall not, directly or indirectly, in the name of, on behalf of, or for the benefit of CDI offer, promise or authorize to pay, to pay any compensation, or to give anything of value to, any government official or agent thereof to induce that official or agent to take any act or make any decision to assist CDI or Distributor in obtaining or retaining business or otherwise obtain an improper advantage. Distributor shall require each of its directors, officers, employees, and agents to comply with the provisions of this Section 9.4.
10.    Termination.
10.1    Termination Upon Default by Distributor. Prior to the expiration of the Term, in addition to the rights in Section 3.5, CDI shall have the right to terminate this Agreement for any one of the events listed below (each a "Distributor Default") after giving written notice to Distributor of such Distributor Default and Distributor's failure to cure such Distributor Default within thirty (30) days of the date of such notice:
10.1.1     Distributor fails to observe any of the terms or conditions of this Agreement;

10.1.2	Distributor fails to pay when due any amount owing to CDI;
10.1.3     Distributor or any approved Sub-Distributor (a) manufactures any human stem cell derived cardiomyocytes for commercial sale, or (b) sells any human stem cell derived cardiomyocytes manufactured by any third party;
10.1.4     Distributor, in CDI's sole discretion, is ineffectively staffed to perform its obligations under this Agreement; or
10.1.5     A petition in bankruptcy, an assignment for the benefit of creditors, or a similar proceeding, is filed against or on behalf of Distributor.

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10.2    Termination Upon Default by CDI. Prior to the expiration of the Term, Distributor shall have the right to terminate this Agreement for any one of the events listed below (each a "CDI Default") after giving written notice to Distributor of such CDI Default and Distributor's failure to cure such CDI Default within thirty (30) days of the date of such notice:
10.2.1     CDI fails to observe any of the terms or conditions of this Agreement; or
10.2.2     A petition in bankruptcy, an assignment for the benefit of creditors, or a similar proceeding, is filed against or on behalf of CDI.
10.3    Rights Upon Termination. Upon the expiration or termination of this Agreement:
10.3.1     Distributor shall immediately return to CDI or destroy such promotional materials, brochures, technical specifications, correspondence or other materials relating to the Products or CDI's business as CDI may request to be returned or destroyed; except for those necessary for the sales of inventory during the six month period after termination to current customers at the time of termination.
10.3.2    Distributor's and Sub-Distributor's status as an authorized distributor will be null and void. Distributor shall immediately cease using the Trademarks and discontinue all representations that it is a CDI distributor. CDI shall be entitled to (i) reject all or part of any orders received from Distributor after notice but prior to the effective date of termination; (ii) cancel any outstanding orders in case of termination under Section 10.1 and/or (iii) require Distributor's performance of any outstanding orders notwithstanding the fact that delivery dates for such orders may extend beyond the effective date of termination. Distributor shall be entitled to (i) cancel any outstanding orders in case of termination under Section 10.2, and/or (ii) require CDI's performance of any outstanding orders notwithstanding the fact that delivery dates for such orders may extend beyond the effective date of termination. Notwithstanding the above, Distributor may continue to sell in the Territory any Products it has in inventory for a period of six (6) months after the termination pursuant to Section 10.1 or 10.2.
10.3.3     Notwithstanding any credit terms made available to Distributor prior to that time, any Products shipped during said period shall be paid for in full by certified or cashier's check prior to shipment. The payment date of all monies due CDI shall automatically be accelerated so that they shall become due and payable on the effective date of termination, even if longer terms had been provided previously.
10.3.4     CDI shall not have any requirement to rebate or otherwise buy back any inventory purchased but not yet sold by Distributor, any demo equipment or other equipment purchased by Distributor upon the termination of this Agreement.
10.3.5     CDI shall not be liable to Distributor because of the expiration or earlier termination of this Agreement for compensation, reimbursement or damages (i) for the loss of prospective profits, anticipated sales or goodwill; (ii) on account of any expenditures, investments or commitments made by Distributor; or (iii) for any other reason whatsoever based upon the result of such expiration or termination.
10.3.6     The following Sections shall survive the expiration of this Agreement or earlier termination of this Agreement for the time periods indicated therein: Section 3.3 (as such relates to Products sold before termination), Section 6 (Trademark License), Section 7 (Nondisclosure), Section 9 (Compliance with Laws), Section 8 (Indemnification), Section 10 (Termination), Section 11 (Consequential Damages Waiver), Section 12 (Limitation of Liability) and 13 (Miscellaneous).
11.    Consequential Damages Waiver. NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY KIND,

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INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS AND LOST SAVINGS, LOSS OF USE OR INTERRUPTION OF BUSINESS, HOWEVER CAUSED, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS.
12.Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, CDI'S AGGREGATE LIABILITY FROM OR IN RELATION TO THIS AGREEMENT AND THE PRODUCTS, WHETHER ARISING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, SHALL BE LIMITED TO THE AGGREGATE LIMIT. THIS LIMITATION SHALL APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE.
13.Miscellaneous.
13.1    Notices. Each party shall provide the other party in writing with any updates to the contact for notice and the address and fax number for such contact listed in the beginning of this Agreement. All notices and other written communications required or permitted under this Agreement must be sent to the addresses or facsimile numbers set forth first written above, or to such other addresses as may be provided by the Party in question, in writing, from time to time. Any notices permitted or required under this Agreement shall be in writing, and shall be deemed given and received when (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile or e-mail, upon confirmation of receipt by the other party, and (iii) in the case of delivery by internationally-recognized, overnight courier, on the third business day following dispatch.
13.2    Assignment. This Agreement may not be assigned by Distributor by operation of law or otherwise without the prior written approval of CDI. CDI's rights and obligations, in whole or in part, under this Agreement may be assigned by CDI. This Agreement shall bind and inure to the benefit of the parties and their successors and permitted assigns.
13.3     Waiver. The waiver by either party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.
13.4    Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decisions.
13.5    Controlling Law; Venue. This Agreement shall be governed in all respects exclusively by the laws of the State of New York and the United States of America without regard to conflicts of law principles. In connection with any dispute or action arising out of this Agreement or the transactions contemplated hereby, the parties agree that any such claim, dispute or action shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association for commercial disputes, then in force, and any such other rules as the parties may mutually agree. The arbitration shall take place in Chicago, Illinois. The parties shall be bound to the arbitration award. Any such arbitration shall be conducted in English language.
13.6     No Agency. The relationship between the parties is that of a seller and buyer. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties, and the parties expressly disclaim any such relationship.

(****) DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

13.7    Force Majeure. Neither party will have the right to claim damages as a result of any failure or delay in performance due to circumstances beyond such party's reasonable control (except for obligations relating to fees payable under this Agreement), including, but not limited to, accidents, labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, components, raw materials or supplies, war, acts of terrorism, sabotage, riot, insurrection, epidemic, acts of God, governmental action or requests by any governmental body, whether or not voluntarily assumed.
13.8    Counterparts; Facsimile Signatures. This Agreement may be signed in one or more counterparts which together shall form a single agreement as if both parties had executed the same document and that faxed signatures shall be deemed to be true and legally binding signatures.
13.9    English Language. This Agreement was negotiated and executed in English and the original English language version will be controlling.
13.10     Entire Agreement; Amendment. This Agreement, including the Exhibits attached hereto, completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior or contemporaneous proposals, agreements or other communications between the parties, oral or written, regarding such subject matter, including the Non- Disclosure Agreement dated as of September 28, 2010 as to Confidential Information disclosed after the Effective Date. Confidential Information disclosed prior to the Effective Date shall continue to be governed as applicable by the Nondisclosure Agreements by and between the parties dated as of September 28, 2010 or October 14, 2008, as amended on April 20, 2010. This Agreement shall not be modified except by a subsequently dated written amendment signed on behalf of CDI and Distributor by their duly authorized representatives; except that the Exhibits may be amended from time to time solely by CDI in accordance with the terms herein.
The parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

CELLUAR DYNAMICS INTERATIONAL, INC.	iPS ACADEMIA JAPAN, INC.

/s/ Christopher J. Parker	/s/ Osama Yoshida, M.D., Ph.D.
By: Christopher J. Parker	By: Osama Yoshida, M.D., Ph.D.
Title: Chief Commercial Officer	Title: President and CEO
Cellular Dynamics International	iPS Academia Japan, Inc.

(****) DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTOR AGREEMENT
LIST OF EXHIBITS
Exhibit A    Products and Prices
Exhibit B    Terms and Conditions for Distributor and Sub-Distributor's customers
Exhibit C    Warranty
Exhibit D    Trademarks

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EXHIBIT A
PRODUCT DESCRIPTION AND PRICES

ICell Products
Product		Unit Size	Catalog Number	Pricing
iCell Cardiomyocytes*	(****) months from the shipping date	IX	CMC-100-110-001	$(****)/Unit for the first (****) Units Thereafter $(****) per Unit
iCell Cardiomyocytes*	(****) months from the shipping date	5X	CMC-I00-110-005	$(****)/Unit for the first (****) Units Thereafter $(****) per Unit
iCell Cardiomyocytes Maintenance Medium	(****) months from the shipping date	IX	CMM-100-120-00I	$(****)
iCell Cardiomyocytes Maintenance Medium	(****) months from the shipping date	5X	CMM-100-I20-005	$(****)

*Supplied with plating and maintenance media

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SCHEDULE 1.3
Acknowledgment and Agreement of Sub-Distributor

______________________________is hereby appointed as sub-distributor ("Sub-Distributor”) pursuant to the Distributor Agreement dated as of April __, 2011 by and between Cellular Dynamics International, Inc. ("CDI") and iPS Academia Japan, Inc. (the "Distributor Agreement")
Sub-Distributor acknowledges that it has received a redacted copy of the Distributor Agreement, which also excludes Exhibit A, and agrees to be bound to those provisions that are applicable to it or to the sale of Products by Sub-Distributor.

Acknowledged and Agreed to:

_____________________________________
By:__________________________________

Name:________________________________

Its:___________________________________

Date:_________________________________

Consent to appointment of Sub-Distributor under Distributor Agreement

CDI hereby agrees and consents to the appointment of ______________________ as “Sub-
Distributor under the Distributor Agreement.
Cellular Dynamics International, Inc.

________________________________________
By: Chris Parker, Chief Commercial Officer

Date:____________________________________

(****) DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B
CUSTOMER USER RESTRICTIONS AND TERMS AND CONDITIONS OF PURCHASE
"Manufacturer": Cellular Dynamics International Inc.
"Distributor": iPS Academia Japan Inc.
"Sub-Distributor":
(Collectively, "Provider")
To whom it may concern;
We understand and covenant to the terms and conditions below.
Terms and Conditions
I. GENERAL.
These standard terms and conditions shall govern the purchase by the undersigned Customer from Sub-Distributor of the products manufactured by Manufacturer and imported to Japan by Distributor as well as listed in the purchase order submitted to Sub-Distributor (the “Products”). These standard terms and conditions shall also govern any future products manufactured by Manufacturer and imported by Distributor, if any, and Customer purchases from Sub-Distributor and those future purchases of products shall be deemed “Products” herein subject to these terms. Accepted purchase orders may not be cancelled by Customer.

II. PRICE. The price(s) for the Products provided to Customer will be those proposed by Sub-
Distributor.
III. PAYMENT. Payment terms and conditions will be governed by the separate agreement between Sub-
Distributor and Customer.
IV. INTELLECTUAL PROPERTY RIGHTS/USE RESTRICTIONS/LIMITED LICENSE.
A. OWNERSHIP.
Customer acknowledges that the Products provided to Customer embody intellectual property deemed to be of significant value to Manufacturer and its licensors, and that such intellectual property may be protected by the law of patents, copyrights, trade secrets, and other laws. Customer acknowledges and agrees that neither this Agreement nor the purchase of the Products by Customer shall be construed as a transfer of any title or the grant of any rights in and to the intellectual property embodied in the Products owned or licensed by Manufacturer. The Products are covered by one or more of the following patents: U.S. Patent Nos. 5,733,727, No. (****), No. 6,399,300, No. (****) and corresponding foreign patent claims. Other patents are pending. Customer has a limited license to use the Products under the patents, subject to the use restrictions and third party licenses in subsections B and C of this Section IV. Customer hereby grants to Manufacturer a perpetual, royalty-free, fully paid up, non-exclusive, worldwide, unlimited license to use for any purpose any and all improvements made by Customer to the intellectual property embodied in the Products. Such rights include, without limitation, improvements related to reanimation or thawing, cell functionality, cell differentiation, cell plating, cell improvement assays; or protocols relating to the same. Customer is not granting any rights to and retains all rights to any and all findings and data relating to the performance of the Customer's products, compounds or molecules on the Products.

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B. USE RESTRICTIONS.

The Products and/or components of the Products are licensed for life science research only, and may not be used for any other purpose. The Products must be used in accordance with the Manufacturer's Product User's Guide. No other right, express or implied, is conveyed by the sale of the Products. In particular, no right to make, have made, offer to sell, or sell the Products is implied by the sale or purchase of the Products. The license granted herein does not imply or convey the right to use the Products in combination with any other product(s) whose manufacture, sale, or use is covered by any patent. Customer may not transfer the Products to any third party without Manufacturer's prior written consent. Customer shall not reverse engineer, modify or otherwise alter the Products in any way. Customer shall not use the Products or any components thereof in humans, in clinical trials or for diagnostic purposes involving human subjects, for any therapeutic use or investigational use, nor for any purpose in contravention of any applicable law, regulation, ordinance, institutional review board approved protocol, or privacy office approval.

C. THIRD PARTY LICENSES.

(i) The Products may contain a blasticidin resistance (BSD) gene sold under licensing arrangements between Manufacturer and Life Technologies Corporation. The purchase of this Product conveys to the Customer the limited, non-transferable right under U.S. Patent No.5,527,701 to use the purchased amount of the Product and components of the Product in internal research conducted by the Customer (whether the Customer is an academic or for-profit entity). The Customer cannot sell or otherwise transfer (a) this Product, (b) its components, or (c) materials made by the employment of this Product or its components to a third party or otherwise use this Product or its components or materials made by the employment of this Product or its components for Commercial Purposes. Commercial Purposes means any activity other than internal research, including but not limited to: (i) use of this Product or its components in manufacturing or in quality assurance/quality control; (ii) use of this Product or its components to provide a service, information, or data for a fee or other consideration if such service, information or data uses or is generated using detection or selection with the BSD gene; (iii) use of this Product or its components for therapeutic, diagnostic or prophylactic purposes; or (iv) resale of this Product or its components, whether or not this Product or its components are resold for use in research. Further information on purchasing licenses under the above patent may be obtained by contacting the Business Development Department, Life Technologies Corporation, 5791 Van Allen Way, Carlsbad, CA 92008. Phone (760) 603-7200. Email: outlicensing@invitrogen.com.
(ii) The Products may express one or more fluorescent proteins (“FPs”) owned by, or licensed to, Clontech Laboratories, Inc. (“Clontech”). The FPs are the subject of one or more issued and pending patents including U.S. Patent Nos. 7,166,444; 7,150,979; 7,432,053, 7,157,566; 7,005,511 and corresponding foreign patent claims. The Customer is granted a non-exclusive, limited right to use the Product only for internal research purposes. Such license specifically excludes the right to sell or otherwise transfer this Product, its components or derivatives thereof to third parties, or to use the Product or FPs for any diagnostic or therapeutic purpose. No right or license to perform commercial services of any kind using the FPs, including without limitation reporting the results of Customer's activities for a fee or other commercial consideration, is hereby conveyed by the purchase of this Product expressly, or by implication. The preceding sentence shall not limit Customer's rights to use the Products supplied by Manufacturer for any commercial services of any kind, excluding the transfer of the Product or FPs to third parties, provided only that the service does not make use of the FP present in the Product. On no account shall Customer make any modifications to the protein coding sequence of the FPs or isolate or purify any FP or any DNA sequence encoding an FP from the Products without the express written permission of Clontech. Any use of this Product other than for internal research requires a license from Clontech. For license information, please contact a licensing representative by phone at 650.919.7320 or by e-mail at licensing@clontech.com.

(****) DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

V. LIMITED WARRANTY.

A. Manufacturer warrants that its Products conform to the specifications contained in the Certificate of Analysis for the Product shipped to Customer. Customer's sole and exclusive remedy (and Provider's sole and exclusive liability) under this limited warranty shall be replacement of the defective Products by Provider.
B. Manufacturer reserves the right to make changes in design, production, manufacture, or characteristics of the Products or to improve on the Product at any time and in any way, without incurring any obligations to replace or modify any Products previously sold.
C. Under no circumstances shall Provider's liability to Customer exceed the amount paid by Customer for the Products causing such liability to Sub-Distributor. Distributor will bear all reasonable shipping costs if the Products are replaced pursuant to this warranty. This warranty does not apply to any defect or nonconformance caused by (i) Customer's use of the Products for a purpose or in a manner other than that for which they were designed or that is permitted or in breach of this Agreement, (ii) the failure by Customer to follow Manufacturer's User's Guide for use, storage, and handling of the Products; or (iii) as a result of any other abuse, misuse or neglect of the Products by Customer. This warranty applies only to Customer and not to third parties. This warranty is not assignable.
D.TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROVIDER DISCLAIMS ALL OTHER REPRESENTATIONS, AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS AND DATA, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. CUSTOMER'S SOLE REMEDY FOR BREACH OF WARRANTY ARE STATED ABOVE.
E.Within five (5) business days of thawing the Product but prior to the expiration date of the Product as listed on the Certificate of Analysis and/or label, Customer must notify Sub-Distributor in writing of any nonconformity of the Products, describing the nonconformity in detail; otherwise all Products shall be conclusively deemed accepted without qualification. Customer's failure to notify Sub-Distributor in such time period voids the limited warranty described above. Customers who believe they have a warranty claim should call Sub-Distributor’s Technical Support line at [            ] or email at [             ] to request replacement Product based on a breach of the above limited warranty. Any action by Customer for Provider's breach of this limited warranty must be commenced within 12 months following the date the Customer notified Sub-Distributor of such breach.
F.Customer represents and warrants that it is the ultimate end-user of the Products, and further represents and warrants that it will not knowingly sell, export, re-export, transfer, divert, or otherwise dispose of the Products (including other materials or goods derived from or based on the Products) to any third party, to any other destination nor its affiliates outside of Japan. Customer represents and warrants that it will not use the Products for any purpose prohibited by the laws or regulations of Japan and/or other government authorities to which Customer is subject without the prior authorization from any government entity whose laws and regulations may apply to the use of the Products.
G.Provider makes no warranty of any kind or nature, neither express nor implied, for any Products or part of the Products that is not manufactured by Manufacturer. Any Products, or other such part or accessories to the Products shall have the warranty, if any, that is offered and granted by the manufacturer of such other products and accessories.
H.Provider may fill Customer's order with any number of units of Products as determined by Provider to fill the order. Customer will not be charged extra for any adjustments made to Customer's order. The number of cells in a unit is determined by the Product’s Certificate of Analysis. The number of cells that are contained in a unit accounts for both viability and plating efficiency percentages. Because this may vary from lot to lot, Provider reserves the right to fill the order with that number of units which is sufficient to fill Customer’s order and such adjustments shall not constitute a breach of the warranty herein.
VI. FURTHER LIABILITY LIMITATION. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, PROVIDER SHALL NOT HAVE ANY LIABILITY FOR INCIDENTAL, COMPENSATORY, PUNITIVE, CONSEQUENTIAL, INDIRECT, SPECIAL OR OTHER SIMILAR DAMAGES, HOWEVER CAUSED AND

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REGARDLESS OF FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CUSTOMER UNDERSTANDS THAT ANY RISKS OF LOSS HEREUNDER ARE REFLECTED IN THE PRICE OF THE PRODUCTS AND THAT THESE TERMS WOULD HAVE BEEN DIFFERENT IF THERE HAD BEEN A DIFFERENT ALLOCATION OF RISK.
VII. FORCE MAJEURE. Provider shall not be responsible for delays in the shipment of any Products, or failure to ship such Products, and reserves the right to cancel or delay any order or contract for Products, if such delay or failure is due to causes beyond its reasonable control, including without limitation, shortages of supplies due to unforeseen conditions, orders or actions of government agencies, acts of nature, acts by Customer, fires, strikes, or other labor difficulties, wars, hostilities or terrorist acts, embargoes, equipment breakdown, inability to obtain necessary labor, material or manufacturing facilities due to causes beyond its reasonable control or any other cause beyond its reasonable control. In the event of such delay, and assuming that Provider chooses not to cancel due to such cause, the date of delivery shall be extended for a period equal to the time lost by reason of the delay.
VIII. MISCELLANEOUS. The waiver of any term or condition or any breach thereof shall not affect any other terms or conditions herein. This terms and conditions shall be governed by and construed according to the laws of New York without regard to its conflicts of laws principles. In the event that any provision of this terms and conditions or portion thereof is found to be illegal or unenforceable, the term and conditions shall be construed without the unenforceable provision or portion thereof. PDF signatures or facsimile signature shall be deemed to be true and original for all purposes.
CUSTOMER ACKNOWLEDGEMENT AND AGREEMENT:
Customer agrees that the above terms and conditions shall apply to the purchase of any and all Products by Customer from Sub-Distributor and shall be bound by the above terms and conditions effective from the date signed below. These terms and conditions may NOT be altered, supplemented, or amended by the use of any other document(s). Additional or different terms and conditions contained in any purchase order or other documents generated by, executed by, or sent by Customer either prior to or after these terms and conditions are executed will be null and void and are hereby expressly disclaimed by Provider. These terms and conditions shall be the sole terms and conditions that govern the purchase of the Products by Customer.
Customer: ____________________________________
By Signature: _________________________________
Print Name:___________________________________
Date: ________________________________________
Title: ________________________________________

(****) DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(Japanese translation of CUSTOMER USER RESTRICTIONS AND TERMS AND CONDITIONS OF PURCHASE, above, has been removed because it is duplicative).

(****) DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C
LIMITED WARRANTY BY CELLULAR DYNAMICS INTERNATIONAL, INC.
(“Cellular Dynamics”)

A.Cellular Dynamics warrants that its Products conform to the specifications contained in the Certificate of Analysis for the Product shipped to Distributor. Distributor’s sole and exclusive remedy (and Cellular Dynamics’s sole and exclusive liability) under this limited warranty shall be replacement of the defective Products by Cellular Dynamics.
B.Cellular Dynamics reserves the right to make changes in design, production, manufacture, or characteristics of the Products or to improve on the Product at any time and in any way, without incurring any obligations to replace or modify any Products previously sold.
C.Under no circumstances shall Cellular Dynamics’s liability to Distributor exceed the amount paid by Distributor for the Products to Cellular Dynamics. Cellular Dynamics will bear all reasonable shipping costs if the Products are replaced pursuant to this warranty. This warranty does not apply to any defect or nonconformance caused by (i) Distributor's use of the Products for a purpose or in a manner other than that for which they were designed or that is permitted or in breach of this Agreement, (ii) the failure by Distributor to follow Cellular Dynamics’ User’s Guide for use, storage, and handling of the Products; or (iii) as a result of any other abuse, misuse or neglect of the Products by Distributor.
D.TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CELLULAR DYNAMICS DISCLAIMS ALL OTHER REPRESENTATIONS, AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS AND DATA, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. DISTRIBUTOR'S SOLE REMEDY FOR BREACH OF WARRANTY ARE STATED ABOVE.
E.Within five (5) business days of any warranty claim made by any customer of Distributor (that is within the applicable Warranty Period referenced in Exhibit B), Distributor must notify Cellular Dynamics in writing of any nonconformity of the Products, describing the nonconformity in detail; otherwise all Products shall be conclusively deemed accepted without qualification. Distributor’s failure to notify Cellular Dynamics in such time period voids the limited warranty described above. If Distributor has a warranty claim it should call Cellular Dynamics’ Technical Support line at (608) 310- 5100 ext. 5 or email at support@cellulardynamics.com to request replacement Product based on a breach of the above limited warranty. Any action by Distributor for Cellular Dynamics' breach of this limited warranty must be commenced within 18 months following the date that Distributor notified Cellular Dynamics' of such breach.

F.
Distributor represents and warrants that it will not use the Products for any purpose prohibited by the laws or regulations of the United States and/or other government authorities to which Distributor is subject without the prior authorization from any government entity whose laws and regulations may apply to the use of the Products.

G.
Cellular Dynamics makes no warranty of any kind or nature, neither express or implied, for any Products or part of the Products that is not manufactured by Cellular Dynamics. Any Products, or other such part or accessories to the Products shall have the warranty, if any, that is offered and granted by the manufacturer of such other products and accessories.

H.
Distributor acknowledges and agrees that Cellular Dynamics may fill Distributor’s order with any number of units of Products. Such units may be more units than Distributor ordered. Distributor will not be charged extra for any adjustments made by Cellular Dynamics. The number of cells in a unit is

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determined by the Product’s Certificate of Analysis. The number of cells that are contained in a unit accounts for both viability and plating efficiency percentages. Because this may vary from lot to lot, Cellular Dynamics reserves the right to fill the order with that number of units which is sufficient to fill Distributor’s order and such adjustments shall not constitute a breach of the warranty herein.
I.    FURTHER LIABILITY LIMITATION. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, CELLULAR DYNAMICS SHALL NOT HAVE ANY LIABILITY FOR INCIDENTAL, COMPENSATORY, PUNITIVE, CONSEQUENTIAL, INDIRECT, SPECIAL OR OTHER SIMILAR DAMAGES, HOWEVER CAUSED AND REGARDLESS OF FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF CELLULAR DYNAMICS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. DISTRIBUTOR UNDERSTANDS THAT ANY RISKS OF LOSS HEREUNDER ARE REFLECTED IN THE PRICE OF THE PRODUCTS AND THAT THESE TERMS WOULD HAVE BEEN DIFFERENT IF THERE HAD BEEN A DIFFERENT ALLOCATION OF RISK.
J.    Cellular Dynamics shall not be responsible for delays in the shipment of any Products, or failure to ship such Products, and reserves the right to cancel or delay any order or contract for Products, if such delay or failure is due to causes beyond its reasonable control, including without limitation, shortages of supplies due to unforeseen conditions, orders or actions of government agencies, acts of nature, acts by Distributor, fires, strikes, or other labor difficulties, wars, hostilities or terrorist acts, embargoes, equipment breakdown, inability to obtain necessary labor, material or manufacturing facilities due to causes beyond its reasonable control or any other cause beyond its reasonable control. In the event of such delay, and assuming that Cellular Dynamics chooses not to cancel due to such cause, the date of delivery shall be extended for a period equal to the time lost by reason of the delay.

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EXHIBIT D
CDI TRADEMARKS

TRADEMARKS
CDI Trademarks

Trademark	Registration or Application Number
Cellular Dynamics	N/A
Cellular Dynamic International	N/A
CELLULAR DYNAMICS INTERNATIONAL	N/A
iCell	U.S. Registration No. 3,923,842 Japan Application No. 2011-016224 Europe Application No. 9773417

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